 As filed with the Securities and Exchange Commission on January 5, 2001

                                                Registration No. 333-52022
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                                ---------------

                       Oil Service HOLDRS SM Trust

                               yet-to-be formed
                     [Issuer with respect to the receipts]

             Delaware                            6211                   13-5674085
   (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or organization)   Classification Code Number)  Identification Number)

                                ---------------

                             250 Vesey Street

                         New York, New York 10281

                              (212) 449-1000

           (Address, including zip code, and telephone number,

    including area code, of registrant's principal executive offices)

                                ---------------
                                  Copies to:

              Andrea L. Dulberg, Esq.                    Andrew B. Janszky
                Corporate Secretary                     Shearman & Sterling
 Merrill Lynch, Pierce, Fenner & Smith Incorporated     599 Lexington Avenue
                  250 Vesey Street                    New York, New York 10022
              New York, New York 10281                     (212) 848-4000
                   (212) 449-1000
 (Name, address, including zip code, and telephone
                      number,
     including area code, of agent for service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
 Title of Each Class of                    Proposed Maximum   Proposed Maximum
    Securities to Be       Amount to Be     Offering Price   Aggregate Offering       Amount of
       Registered           Registered      Per Receipt(1)        Price(1)      Registration Fee(2)(3)
------------------------------------------------------------------------------------------------------
Oil Service HOLDRS.....    1,000,000,000         $100           $349,750,000           $87,438
                             receipts

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 2,500,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 997,500,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.

(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on December 15, 2000, $2,640 of the Registration Fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

               Preliminary Prospectus dated January 5, 2001

PROSPECTUS
                                [LOGO OF HOLDRS]

                     1,000,000,000 Depositary Receipts

                        Oil Service HOLDRS SM Trust

    The Oil Service HOLDRS SM Trust will issue Depositary Receipts called Oil Service HOLDRS SM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide drilling, well-site management and related products and services for the oil service industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Oil Service HOLDRS in a round-lot amount of 100 Oil Service HOLDRS or round-lot multiples. Oil Service HOLDRS are separate from the underlying common stock that are represented by the Oil Service HOLDRS. For a list of the names and the number of shares of the companies that make up a Oil Service HOLDR, see "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS" starting on page 9. The trust will issue the additional Oil Service HOLDRS on a continuous basis.

    Investing in Oil Service HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Oil Service HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Oil Service HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Oil Service HOLDRS. Application has been made to list the Oil Service HOLDRS on the American Stock Exchange under the symbol "OIH".

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   Initial Price Underwriting
                                                    to Public*       Fee
                                                   ------------- ------------
     Per Oil Service HOLDR........................                     2%

    -----
    *  Includes underwriting fee.

    For purchases of Oil Service HOLDRS in excess of     Oil Service HOLDRS,
the underwriting fee will be  %.

                                  -----------

                              Merrill Lynch & Co.

Robert W. Baird & Co.        First Union Securities, Inc.
Legg Mason Wood Walker      Morgan Keegan & Company, Inc.
   Incorporated

Raymond James & Associates, Inc.

                         Sutro & Co. Incorporated

                                             Tucker Anthony Capital Markets

               The date of this prospectus is       , 2001.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                               Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Oil Service HOLDRS...........................................   9
The Trust..................................................................  16
Description of Oil Service HOLDRS..........................................  16
Description of The Underlying Securities...................................  17
Description of The Depositary Trust Agreement..............................  19
Federal Income Tax Consequences............................................  23
Erisa Considerations.......................................................  26
Plan of Distribution.......................................................  26
Legal Matters..............................................................  27
Where You Can Find More Information........................................  27

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Oil Service HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Oil Service HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Oil Service HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Oil Service HOLDRS or of the underlying securities through an investment in the Oil Service HOLDRS.

                                    SUMMARY

      The Oil Service HOLDRS Trust will be formed under the depositary trust
agreement, dated as of      , 2001 among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust will hold shares of common stock issued by 20 specified companies that, among other things, provide drilling, well-site management and related products and services for oil service industry. The number of shares of each company's common stock held by the trust with respect to each round-lot of Oil Service HOLDRS is specified under "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." This group of common stocks is collectively referred to in this prospectus as the securities or the underlying securities.

      The trust will issue Oil Service HOLDRS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The Oil Service HOLDRS are separate from the underlying securities that are represented by the Oil Service HOLDRS.

                                  RISK FACTORS

      An investment in Oil Service HOLDRS involves risks similar to investing in each of the underlying securities outside of the Oil Service HOLDRS.

General Risk Factors

     . Loss of investment. Because the value of Oil Service HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Oil Service HOLDRS if the underlying securities decline in value.

     . Discount trading price. Oil Service HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the oil service industry. While the underlying securities are securities of companies generally considered to be involved in various aspects of the oil service industry, the underlying securities and the Oil Service HOLDRS may not necessarily follow the price movements of the entire oil service industry generally. If the underlying securities decline in value, your investment in the Oil Service HOLDRS will decline in value even if the market prices of the securities of companies in the oil service industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the oil service industry. In this case, the Oil Service HOLDRS may no longer consist of securities issued only by companies involved in the oil service industry.

     . Not necessarily comprised only of oil service companies. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Oil Service HOLDRS and that are not involved in the oil service industry may be included in the Oil Service HOLDRS. The securities of a new company will only be distributed from the Oil Service HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Oil Service HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. As there are only 11 broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the Oil Service HOLDRS provides no assurance that each new company included in the Oil Service HOLDRS will be involved in the oil service industry. Currently, the underlying securities included in the Oil Service HOLDRS are represented in the Energy sector. As each Standard & Poor's sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Oil Service HOLDRS yet not be involved in the oil service industry. In addition, the sector classifications of securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Oil Service HOLDRS which may also result in the inclusion in the Oil Service HOLDRS of the securities of a new company that is not involved in the oil service industry.

     . No investigation of underlying securities. The underlying securities included in the Oil Service HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the oil service industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Oil Service HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     . Concentration of investment. As a result of market fluctuations and/or reconstitution events, an investment in Oil Service HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Oil Service HOLDRS and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Oil Service HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Oil Service HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Oil Service HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Oil Service HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Oil Service HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Oil Service HOLDRS, you will not be able to trade Oil Service HOLDRS and you will only be able to trade the underlying securities if you cancel your Oil Service HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Oil Service HOLDRS. If the Oil Service HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Oil Service HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Oil Service HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Oil Service HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Oil Service HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Oil Service HOLDRS, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Oil Service HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Oil Service HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Oil Service HOLDRS, particularly in connection with the initial issuance of Oil Service HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Oil Service HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Oil Service HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Oil Service HOLDRS

     . Downturns in the oil and gas industry have had, and may in the future have, a negative effect on the sales and profitability of oil service companies. Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues. Negative short-term and long-term trends in oil and gas prices affect the level of this activity. Factors that contribute to the volatility of oil and gas prices include the following:

            . the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

            .   the level of production in non-OPEC countries;

            . the demand for oil and gas, which is negatively impacted by economic downturns;

            . the policies of various governments regarding exploration and development of oil and gas reserves;

            .   advances in exploration and development technology; and

            .   the political environment of oil-producing regions.

     . The oil service industry is exposed to significant and numerous operating hazards. Oil service companies' operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control and oil spills. The occurrence of any of these events can cause personal injury or loss of life, damage to property, equipment, the environment and marine life, and delays to or suspension of operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services and personnel shortages. In addition, oil service companies with offshore drilling operations are subject to perils peculiar to marine operations, including capsizing of drilling rigs or other equipment, grounding, collision and loss or damage from severe weather; and insurance and indemnification agreements may not provide complete protection against these losses.

     . Oil service companies operate in a highly competitive and cyclical industry, with intense price competition. The oil service industry is highly competitive with numerous industry participants, none of which has a dominant market share at the present time. Drilling contracts are traditionally awarded on a competitive bid process. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job. In addition, the oil service industry has historically been extremely cyclical. During periods of slower growth or depressed market conditions, oil service companies compete more aggressively for contracts that result in increased contractual liabilities and lower revenues.

     . The revenues of oil service companies may be negatively affected by contract termination and renegotiation. Many of the companies included in the Oil Service HOLDRS provide drilling services. In the oil service industry, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of breakdown of equipment. In periods of depressed market conditions, the customers of oil service companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

     . The international operations of the companies included in the Oil Service HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Oil Service HOLDRS have international operations that are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

            . volatility in general economic, social and political conditions;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            .   inability to repatriate income or capital;

            . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions;

            . reduction in the number or capacity of personnel in international markets; and

            .   seizure of equipment.

     . Oil service companies are subject to extensive federal, state, local and foreign regulatory laws, rules and regulations. Oil service companies are subject to extensive laws and regulations in various countries. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the operations of oil service companies' by limiting available drilling and other opportunities in the oil service industry. Oil service companies may also be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may significantly add to operating costs. Failure to comply with these laws and regulations could subject oil service companies to substantial civil and criminal penalties as well as potential court injunctions.

     . Compliance with or breach of environmental laws can be costly for oil service companies. The operations of oil service companies are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. Laws and regulations protecting the environment have tended to become more stringent in recent years, and may in some cases render a company liable for environmental damage without regard to negligence of fault on the part of that company. These laws and regulations may expose oil service companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the operating results and financial condition of oil service companies included in the Oil Service HOLDRS.

                     HIGHLIGHTS OF OIL SERVICE HOLDRS

      This discussion highlights information regarding Oil Service HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Oil Service HOLDRS.

Issuer.......................  Oil Service HOLDRS Trust.

The trust....................  The Oil Service HOLDRS Trust will be formed under the depositary trust agreement, dated as
                               of      , 2001 among The Bank of New York, as
                               trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Oil Service         Oil ServiceHOLDRS are designed to achieve the
HOLDRS..................       following:

                               Diversification. Oil Service HOLDRS are
                               designed to allow you to diversify your
                               investments in the oil service industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Oil
                               Service HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Oil Service HOLDRS, and can cancel their Oil Service HOLDRS to receive each of the underlying securities represented by the Oil Service HOLDRS.

                               Transaction costs. The expenses associated with buying and selling Oil Service HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.................  The trust will hold securities issued by specified companies in the oil service
                               industry. The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Oil Service HOLDRS.......  The trust will issue Oil Service HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded securities held by the trust on your behalf. The Oil Service HOLDRS themselves are separate from the underlying securities that are represented by the Oil Service HOLDRS.

                               The specific share amounts for each round-lot of 100 Oil Service HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Oil Service HOLDR and the initial weightings of each underlying security included in the Oil Service HOLDRS approximates the relative market capitalizations of the specified companies (based on the market capitalizations of the underlying securities on the trading date immediately preceding the pricing date), subject to a maximum weight of 10%. For purposes of this preliminary prospectus the indicative share amounts and indicative weightings of each underlying security, based on market capitalizations as of January 3, 2001 are set forth in the table below. However, such share amounts and weightings may change during the period between January 3, 2001 and the pricing date.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following table provides:

                               .  the names of the 20 issuers of the
                                  underlying securities represented by the Oil
                                  Service HOLDRS,

                               .  stock ticker symbols,

                               . indicative share amounts represented by a round-lot of 100 Oil Service HOLDRS as of January 3, 2001,

                               . indicative weightings as of January 3, 2001, and

                               .  the principal U.S. market on which the
                                  underlying securities are traded.

                                                   Indicative            Primary U.S.
                                                     Share    Indicative   Trading
                       Name of Company      Ticker  Amounts   Weightings    Market
                   -----------------------  ------ ---------- ---------- ------------
                   Halliburton Company      HAL        25       9.97%        NYSE
                   Baker Hughes
                    Incorporated            BHI        22       9.93%        NYSE
                   Schlumberger N.V.        SLB        11       9.64%        NYSE
                   Transocean Sedco Forex
                    Inc.*                   RIG        18       9.02%        NYSE
                   Nabors Industries, Inc.  NBR        13       7.87%        AMEX
                   BJ Services Company      BJS         7       5.15%        NYSE
                   Noble Drilling
                    Corporation             NE         11       4.87%        NYSE
                   Diamond Offshore
                    Drilling, Inc.          DO         11       4.57%        NYSE
                   Global Marine Inc.       GLM        15       4.45%        NYSE
                   R&B Falcon Corporation*  FLC        18       4.40%        NYSE
                   Weatherford
                    International, Inc.     WFT         9       4.39%        NYSE
                   ENSCO International
                    Incorporated            ESV        12       4.28%        NYSE
                   Santa Fe International
                    Corporation             SDC        10       3.47%        NYSE
                   Smith International,
                    Inc.                    SII         4       3.18%        NYSE
                   National-Oilwell, Inc.   NOI         7       2.82%        NYSE
                   Hanover Compressor
                    Company                 HC          6       2.62%        NYSE
                   Cooper Cameron
                    Corporation             CAM         4       2.60%        NYSE
                   Tidewater Inc.           TDW         5       2.36%        NYSE
                   Rowan Companies, Inc.    RDC         8       2.31%        NYSE
                   Grant Prideco, Inc.      GRP         9       2.11%        NYSE

                               --------

                               * On August 19, 2000, Transocean Sedco Forex
                                 Inc. and R&B Falcon Corporation entered into a merger agreement. For further information, please see the business descriptions for Transocean and R&B Falcon in Annex A. If the merger is completed prior to the pricing date, the Oil Service HOLDRS will consist of the securities of only 19 companies. For further information, please see "-- Reconstitution Events".

                               The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Oil Service HOLDRS. These companies are generally considered to be 20 of the largest and most liquid companies with U.S.-traded securities involved in the oil service industry, as measured by market capitalization and trading volume on December 12, 2000. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

                               The number of outstanding Oil Service HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Public offering price........
                               The initial public offering price for 100 Oil Service HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Oil Service HOLDR.

Purchases....................
                               After the initial offering, you may acquire Oil Service HOLDRS in two ways:

                               . through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............
                               If you purchase Oil Service HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                               .  For purchases of     Oil Service HOLDRS or
                                  fewer, 2%.

                               .  For purchases in excess of     Oil Service
                                  HOLDRS,  %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Oil Service HOLDRS made in the initial public offering.

Issuance and cancellation
 fees........................  After the initial offering, if you wish to create Oil Service HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Oil Service HOLDRS, The Bank of New York, as trustee, will charge you an issuance fee of up to

                               $10.00 for each round-lot of 100 Oil Service
                               HOLDRS. If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS.


Commissions..................
                               If you choose to deposit underlying securities in order to receive Oil Service HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker.

Custody fees.................
                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Oil         You have the right to withdraw the underlying
 Service HOLDRS.........       securities upon request by delivering a round-
                               lot or integral multiple of a round-lot of Oil
                               Service HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges.
                               You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Oil Service HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities.......  You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Oil Service HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                              If you wish to participate in a tender offer for underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must obtain the underlying securities by surrendering your Oil Service HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events.......
                              The depositary trust agreement provides for the automatic distribution of underlying securities from the Oil Service HOLDRS to you in the following four circumstances:

                              A. If an issuer of underlying securities no
                                 longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

                              B. If the SEC finds that an issuer of underlying
                                 securities should be registered as an
                                 investment company under the Investment
                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Oil Service HOLDRS only if the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                               To the extent a distribution of underlying securities from the Oil Service HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.


                               In addition, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Oil Service HOLDRS or are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

                               It is anticipated, as a result of the broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Oil Service HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Oil Service HOLDRS will be distributed from the Oil Service HOLDRS to you.

Standard & Poor's sector         Standard & Poor's Corporation is an
 classification.........       independent source of market information that,
                               among other things, classifies the securities of public companies into various sector classifications based on its own criteria.
                               There are 11 Standard & Poor's sector
                               classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Oil Service HOLDRS are currently represented in the Energy sector. The
                               Standard & Poor's sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

Termination events...........
                               A. The Oil Service HOLDRS are delisted from the
                                  American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Oil Service HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding Oil
                                  Service HOLDRS vote to dissolve and
                                  liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
 consequences................  The federal income tax laws will treat a U.S.
                               holder of Oil Service HOLDRS as directly owning the underlying securities. The Oil Service HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................
                               Application has been made to list the Oil
                               Service HOLDRS on the American Stock Exchange under the symbol "OIH." Trading will take place only in round-lots of 100 Oil Service HOLDRS and round-lot multiples. A minimum of 150,000 Oil Service HOLDRS will be required to be outstanding when trading begins.

Trading......................
                               Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Oil Service HOLDRS. Bid and ask prices, however, will be quoted per single Oil Service HOLDR.

Clearance and settlement.....
                               The trust will issue Oil Service HOLDRS in book-entry form. Oil Service HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Oil Service HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Oil Service HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Oil Service HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Oil Service HOLDRS trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of       , 2001. The Bank of New York will
be the trustee. The Oil Service HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The Oil Service HOLDRS trust is intended to hold deposited shares for the benefit of owners of Oil Service HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                     DESCRIPTION OF OIL SERVICE HOLDRS

      The trust will issue Oil Service HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Oil Service HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

      Oil Service HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS."

      Beneficial owners of Oil Service HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Oil Service HOLDRS to receive the underlying securities. See "Description of The Depositary Trust Agreement." Oil Service HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Oil Service HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Oil Service HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Oil Service HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of The Depositary Trust Agreement--Withdrawal of Underlying Securities."

      Oil Service HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Oil Service HOLDRS will be available only in book-entry form. Owners of Oil Service HOLDRS may hold their Oil Service HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities of the Oil Service HOLDRS are the common stock of a group of 20 specified companies that, among other things, provide drilling, well-site management and related products and services for the oil service industry and whose securities are registered under section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest, most liquid companies involved in the oil service industry as measured by market capitalization and trading volume. The companies included in the Oil Service HOLDRS also meet the following minimum selection criteria as of December 12, 2000:

     .  Market capitalization equal to or greater than $500 million;

     . Average daily trading volume of at least 100,000 shares over the 60 trading days before December 12, 2000;

     . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to December 12, 2000) of at least $5 million over the 60 trading days before December 12, 2000; and

     .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock. In determining whether a company was to be considered for inclusion in the Oil Service HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in various segments of the oil service industry. In addition, as a result of a reconstitution event or a distribution of securities, the securities of a non-oil service company may be included in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Oil Service HOLDRS, please refer to "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Oil Service HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their respective affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Oil Service HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each business day from March 21, 2000, the first date when all of the underlying securities were publicly traded, through January 3, 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

2000             Value
----             -----
March 21........ 80.23
March 22........ 85.03
March 23........ 84.69
March 24........ 86.66
March 27........ 86.73
March 28........ 85.05
March 29........ 90.04
March 30........ 88.57
March 31........ 89.69
April 3......... 92.41
April 4......... 87.04
April 5......... 82.56
April 6......... 84.05
April 7......... 83.89
April 10........ 78.80
April 11........ 83.73
April 12........ 85.99
April 13........ 82.60
April 14........ 80.90
April 17........ 77.20
April 18........ 82.30
April 19........ 81.97
April 20........ 83.92
April 24........ 83.45
April 25........ 82.44
April 26........ 84.48
April 27........ 87.36
April 28........ 87.12
May 1........... 87.60
May 2........... 90.97
May 3........... 87.27
May 4........... 90.29
May 5........... 91.58
May 8........... 92.99

2000             Value
----             -----
May 9........... 93.95
May 10.......... 92.44
May 11.......... 94.27
May 12.......... 95.52
May 15.......... 98.34
May 16.......... 96.47
May 17.......... 98.40
May 18.......... 94.80
May 19.......... 94.24
May 22.......... 89.50
May 23.......... 92.31
May 24.......... 91.06
May 25.......... 90.56
May 26.......... 88.33
May 30.......... 89.17
May 31.......... 93.91
June 1.......... 92.41
June 2.......... 86.06
June 5.......... 82.62
June 6.......... 87.34
June 7.......... 87.39
June 8.......... 89.34
June 9.......... 87.15
June 12......... 91.55
June 13......... 92.17
June 14......... 91.54
June 15......... 90.14
June 16......... 93.93
June 19......... 92.07
June 20......... 91.07
June 21......... 95.30
June 22......... 92.74
June 23......... 92.65
June 26......... 91.46

2000             Value
----             ------
June 27.........  92.22
June 28.........  89.54
June 29.........  91.96
June 30.........  91.29
July 3..........  91.62
July 5..........  86.06
July 6..........  86.95
July 7..........  86.35
July 10.........  84.71
July 11.........  92.52
July 12.........  91.51
July 13.........  91.01
July 14.........  91.28
July 17.........  88.45
July 18.........  92.10
July 19.........  91.69
July 20.........  91.42
July 21.........  87.92
July 24.........  84.07
July 25.........  82.65
July 26.........  84.68
July 27.........  87.94
July 28.........  88.78
July 31.........  88.85
August 1........  91.39
August 2........  92.92
August 3........  91.50
August 4........  93.62
August 7........  94.32
August 8........  96.01
August 9........  99.42
August 10.......  97.96
August 11.......  97.07
August 14....... 100.52

2000             Value
----             ------
August 15.......  99.35
August 16....... 102.66
August 17....... 103.67
August 18....... 102.01
August 21....... 101.62
August 22....... 101.78
August 23....... 104.90
August 24....... 103.21
August 25....... 102.80
August 28....... 105.04
August 29....... 104.26
August 30....... 102.76
August 31....... 102.73
September 1..... 103.79
September 5..... 104.12
September 6..... 108.19
September 7..... 105.96
September 8..... 103.51
September 11.... 108.17
September 12.... 108.11
September 13.... 105.18
September 14.... 105.52
September 15.... 107.20
September 18.... 102.80
September 19.... 100.77
September 20....  98.14
September 21....  96.25
September 22....  94.74
September 25....  95.24
September 26....  97.54
September 27....  99.57
September 28....  99.36
September 29.... 100.70
October 2....... 102.64

2000             Value
----             ------
October 3....... 101.56
October 4.......  96.77
October 5.......  95.93
October 6.......  95.08
October 9.......  95.71
October 10......  99.16
October 11...... 100.86
October 12...... 103.11
October 13......  99.15
October 16......  95.97
October 17......  96.77
October 18......  96.55
October 19......  96.44
October 20......  99.39
October 23......  95.96
October 24......  93.16
October 25......  88.52
October 26......  89.32
October 27......  85.60
October 30......  86.87
October 31......  87.80
November 1......  92.72
November 2......  90.47
November 3......  91.19
November 6......  90.05
November 7......  91.10
November 8......  93.40
November 9......  91.31
November 10.....  88.88
November 13.....  85.74
November 14.....  87.84
November 15.....  92.16
November 16.....  91.95
November 17.....  88.91

2000             Value
----             -----
November 20..... 87.12
November 21..... 87.92
November 22..... 84.77
November 24..... 87.43
November 27..... 86.32
November 28..... 84.98
November 29..... 79.16
November 30..... 74.09
December 1...... 76.50
December 4...... 77.06
December 5...... 76.84
December 6...... 76.41
December 7...... 77.99
December 8...... 80.25
December 11..... 84.52
December 12..... 85.23
December 13..... 83.75
December 14..... 81.54
December 15..... 83.59
December 18..... 90.62
December 19..... 92.90
December 20..... 89.34
December 21..... 89.42
December 22..... 89.42
December 26..... 94.22
December 27..... 93.47
December 28..... 95.94
December 29..... 94.26
2001             Value
----             -----
January 2....... 94.58
January 3....... 91.02

                                    [GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of        , 2001, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Oil Service HOLDRS, provides that Oil Service HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Oil Service HOLDRS. You may create and cancel Oil Service HOLDRS only in round-lots of 100 Oil Service HOLDRS. You may create Oil Service HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS. Similarly, you must surrender Oil Service HOLDRS in integral multiples of 100 Oil Service HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver proxy solicitation materials provided by issuers of the underlying securities to you so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Oil Service HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Oil Service HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or such distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

      You will be obligated to pay any tax or other charge that may become due with respect to Oil Service HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Oil Service HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Oil Service HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS.

      Further issuances of Oil Service HOLDRS. The depositary trust agreement provides for further issuances of Oil Service HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Oil Service HOLDRS only if the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received as consideration will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the securities are delisted.

      To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      As provided in the depositary trust agreement, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of distribution or exchange or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

      It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Oil Service HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Oil Service HOLDRS will be distributed from the Oil Service HOLDRS to you.

      Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Oil Service HOLDRS are currently represented in the Energy sector. The Standard & Poor's sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Oil Service HOLDRS will surrender their Oil Service HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Oil Service HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the Oil Service HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Oil Service HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Oil Service HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Oil Service HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Oil Service HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Oil Service HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Oil Service HOLDRS. If you wish to create Oil Service HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS. If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create or cancel Oil Service HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be any of the members of the selling group or another broker, in addition to the issuance or cancellation fee, as the case may be, described above.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Oil Service HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Oil Service HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Oil Service HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Oil Service HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Oil Service HOLDRS

      A receipt holder purchasing and owning Oil Service HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Oil Service HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Oil Service HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Oil Service HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Oil Service HOLDRS. Similarly, with respect to sales of Oil Service HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Oil Service HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Oil Service HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Oil Service HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Oil Service HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

    .  at least 75% of its gross income is "passive income;" or

    . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Oil Service HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Oil Service HOLDRS or of the underlying securities unless:

    . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

    . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

    . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

      Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.

                             ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Oil Service HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Oil Service HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                             PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated, the selling group, propose to offer the Oil Service HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%.

      Investors who purchase Oil Service HOLDRS through a fee-based brokerage account should consider that the underwriting fee is in addition to the fees charged in that account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Oil Service HOLDRS to the other members of the selling group at the public offering price, as set forth on the cover page of this prospectus, less a
concession that is not in excess of    %. The selling group may allow to
certain dealers, and the dealers may reallow, a discount on sales of Oil
Service HOLDRS not in excess of    % of the public offering price
as set forth on the cover page of this prospectus. We expect the trust to deliver the initial distribution of Oil Service HOLDRS against deposit of the
underlying securities in New York, New York on        , 2001. After the initial
offering, the public offering price, concession and discount may be changed. The trust will continue to issue Oil Service HOLDRS in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Oil Service HOLDRS.

      Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Oil Service HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Oil Service HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Oil Service HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Oil Service HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Oil Service HOLDRS. This prospectus relates only to Oil Service HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Oil Service HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Oil Service HOLDRS have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. The foreign stock market or markets on which the equity securities of the foreign issuers included in the Oil Service HOLDRS, if any, are listed is described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                      BAKER HUGHES INCORPORATED (BHI)

      Baker Hughes Incorporated provides products and services for oil and gas exploration and for the drilling, completion and production of oil and gas wells. Baker Hughes also offers oil and gas well reservoir maintenance and evaluation. Baker Hughes' principal markets include all major oil and gas producing regions in the world. Customers of Baker Hughes include multi-national, independent and government-owned oil companies. On November 30, 2000 Baker Hughes announced, subject to regulatory approval, the completion of a joint venture with Schlumberger N.V. Baker Hughes will retain ownership of 30% of the joint venture and will contribute the technology to analyze the producing potential of seismic basins. Schlumberger will contribute $500 million in cash to Baker Hughes. In addition, in October 2000, the board of directors of Baker Hughes approved a plan to sell Baker Hughes' oil and gas exploration business.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     17.63  January    25.88  January    39.00  January    38.50  January    16.88  January    24.69
February    19.13  February   26.38  February   35.50  February   40.94  February   18.00  February   25.88
March       20.38  March      29.13  March      38.38  March      40.25  March      24.31  March      30.25
April       22.50  April      31.75  April      34.50  April      40.50  April      29.88  April      31.81
May         22.50  May        31.38  May        37.50  May        36.00  May        31.19  May        36.25
June        20.50  June       32.88  June       38.69  June       34.56  June       33.50  June       32.00
July        22.13  July       29.38  July       44.06  July       25.00  July       34.81  July       34.63
August      22.50  August     30.25  August     42.50  August     18.25  August     34.13  August     36.56
September   20.38  September  30.38  September  43.81  September  21.00  September  29.00  September  37.13
October     19.63  October    35.50  October    45.94  October    22.06  October    27.94  October    34.38
November    20.38  November   36.63  November   41.88  November   18.31  November   25.25  November   33.06
December    24.38  December   34.50  December   43.63  December   17.63  December   21.06   December  41.56

      The closing price on January  , 2001 was    .

                         BJ SERVICES COMPANY (BJS)

      BJ Services Company provides pressure pumping and other oilfield services to the petroleum industry. BJ Services pressure pumping services facilitate the completion of onshore and offshore oil and natural gas wells and in remedial work on existing wells. These services are designed to improve the strength and enhance the performance of oil and natural gas wells. BJ Services oilfield services also include product and equipment sales for pressure pumping services, tabular services provided to the oil and natural gas exploration and production industry, commissioning and inspection services to refineries, pipelines and offshore platforms and specialty chemical services.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      8.56  January    13.38  January    23.13  January    30.28  January    14.75  January    42.88
February     9.31  February   13.81  February   19.88  February   34.38  February   14.06  February   57.06
March       10.25  March      16.75  March      23.94  March      36.44  March      23.25  March      73.88
April       11.50  April      19.19  April      23.56  April      37.50  April      26.75  April      70.38
May         12.75  May        16.88  May        27.63  May        32.69  May        27.56  May        71.63
June        11.38  June       17.56  June       26.81  June       29.06  June       29.44  June       60.50
July        12.44  July       16.56  July       32.69  July       21.06  July       30.56  July       58.38
August      12.50  August     18.81  August     36.13  August     12.63  August     34.25  August     67.00
September   12.63  September  18.13  September  37.13  September  16.25  September  31.81  September  61.13
October     11.81  October    22.44  October    42.38  October    20.44  October    34.31  October    52.44
November    12.31  November   23.88  November   35.91  November   13.81  November   34.88  November   53.25
December    14.50  December   25.50  December   35.97  December   15.63  December   41.81  December   68.88

      The closing price on January  , 2001 was    .

                     COOPER CAMERON CORPORATION (CAM)

      Cooper Cameron Corporation manufactures oil and gas pressure control equipment and aftermarket products for the energy industry and industrial markets. Cooper Cameron's products include control equipment and systems used in onshore, offshore and subsea oil and gas drilling, production and transmission. Cooper Cameron also designs, manufactures, markets and services compression and power equipment including air compressors, engines and turbochargers. Cooper Cameron markets its products through its own sales and marketing employees and distributors and agents in various international locations.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January    18.63  January    36.44  January    51.44  January    23.38  January    49.50
February      *    February   16.25  February   32.75  February   53.63  February   23.50  February   55.25
March         *    March      21.00  March      34.25  March      60.38  March      33.88  March      66.88
April         *    April      22.56  April      35.63  April      66.44  April      38.50  April      75.00
May           *    May        22.69  May        40.94  May        59.50  May        36.19  May        69.75
June         9.44  June       21.88  June       46.75  June       51.00  June       37.06  June       66.00
July        11.19  July       23.13  July       58.00  July       35.06  July       36.25  July       64.63
August      11.81  August     26.38  August     64.88  August     21.75  August     41.63  August     77.81
September   12.94  September  28.69  September  71.81  September  28.50  September  37.75  September  73.69
October     12.50  October    31.94  October    72.25  October    34.75  October    38.69  October    54.50
November    13.00  November   32.88  November   60.94  November   24.38  November   42.88  November   54.25
December    17.75  December   38.25  December   61.00  December   24.50  December   48.94  December   66.06

      The closing price on January  , 2001 was    .

                   DIAMOND OFFSHORE DRILLING, INC. (DO)

      Diamond Offshore Drilling, Inc. is principally engaged in the contract drilling of offshore oil and gas wells. Diamond provides offshore drilling services to both independent and government-owned oil and gas companies. Diamond also offers project management, extended well tests and drilling and completion operations.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January    19.06  January    33.06  January    44.63  January    23.00  January    27.81
February      *    February   18.31  February   29.31  February   46.06  February   20.69  February   31.75
March         *    March      21.44  March      34.25  March      45.38  March      31.63  March      39.94
April         *    April      24.88  April      32.19  April      50.63  April      33.06  April      40.31
May           *    May        23.94  May        35.56  May        47.81  May        27.25  May        40.88
June          *    June       28.50  June       38.94  June       40.31  June       28.38  June       35.13
July          *    July       23.63  July       46.63  July       32.81  July       32.00  July       37.56
August        *    August     25.50  August     54.63  August     20.88  August     38.25  August     44.81
September     *    September  27.50  September  55.19  September  26.06  September  33.38  September  41.00
October     12.44  October    30.44  October    62.25  October    30.69  October    32.00  October    34.56
November    14.44  November   31.88  November   49.88  November   22.25  November   30.25  November   30.19
December    16.88  December   28.50  December   48.13  December   23.69  December   30.56  December   40.00

      The closing price on January  , 2001 was    .

                  ENSCO INTERNATIONAL INCORPORATED (ESV)

      Ensco International Incorporated is an international offshore contract drilling company that drills and completes oil and gas wells throughout the world. Ensco also provides marine transportation services in the Gulf of Mexico, including rig towing and other towing services and supply vessels to support general drilling and production activity by ferrying supplies from land to offshore drilling sites. Ensco's customer base includes major international, government-owned and independent oil and gas companies.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      6.06  January    11.94  January    27.56  January    27.13  January     9.50  January    22.88
February     5.88  February   12.06  February   21.69  February   29.00  February    8.88  February   30.06
March        7.06  March      13.94  March      24.63  March      27.88  March      13.31  March      36.13
April        8.38  April      15.00  April      23.75  April      28.38  April      18.56  April      33.00
May          8.31  May        15.19  May        24.94  May        25.25  May        17.75  May        34.94
June         8.06  June       16.25  June       26.38  June       17.50  June       19.94  June       35.81
July         8.00  July       13.50  July       33.06  July       13.56  July       20.44  July       33.75
August       9.00  August     14.63  August     31.75  August     10.50  August     21.31  August     39.88
September    8.63  September  16.25  September  39.44  September  10.88  September  18.06  September  38.25
October      8.44  October    21.63  October    42.06  October    13.19  October    19.38  October    33.25
November     8.44  November   21.94  November   35.94  November    9.69  November   20.06  November   24.31
December    11.50  December   24.25  December   33.50  December   10.69  December   22.88  December   34.06

      The closing price on January  , 2001 was    .

                         GLOBAL MARINE INC. (GLM)

      Global Marine Inc. provides contract drilling services and offshore drilling management services. Global Marine also conducts oil and gas exploration, development and production activities, including participation in the development and operation of properties for oil and gas production.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     3.75   January     8.63  January    22.50  January    23.00  January     8.50  January    17.88
February    4.13   February    8.88  February   18.75  February   23.31  February    7.81  February   22.44
March       4.25   March      10.00  March      21.38  March      24.88  March      11.75  March      25.38
April       4.50   April      11.38  April      20.13  April      23.38  April      14.88  April      24.06
May         5.38   May        12.25  May        22.50  May        22.25  May        14.06  May        28.13
June        5.88   June       13.88  June       23.31  June       18.81  June       15.50  June       28.19
July        5.63   July       13.63  July       28.63  July       13.69  July       16.63  July       28.31
August      6.75   August     14.38  August     28.44  August      9.31  August     17.75  August     32.31
September   7.13   September  15.75  September  33.31  September  11.13  September  16.44  September  30.88
October     6.50   October    18.38  October    31.13  October    12.38  October    15.19  October    26.50
November    6.75   November   19.50  November   26.31  November    9.25  November   15.31  November   21.94
December    8.75   December   20.63  December   24.56  December    9.00  December   16.63  December   28.38

      The closing price on January  , 2001 was    .

                         GRANT PRIDECO, INC. (GRP)

      Grant Prideco, Inc. is a manufacturer and supplier of products used for the exploration and production of oil and gas. Grant Prideco provides drill stem products, such as drill pipe, tubes and engineered connections, used for casing and subsea structures. Grant Prideco has manufacturing facilities located in the United States, Mexico, Canada, Europe and Asia and has sales, service and repair locations throughout the world.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      *     January       *   January       *   January       *   January       *   January      *
February     *     February      *   February      *   February      *   February      *   February     *
March        *     March         *   March         *   March         *   March         *   March      18.88
April        *     April         *   April         *   April         *   April         *   April      19.25
May          *     May           *   May           *   May           *   May           *   May        23.25
June         *     June          *   June          *   June          *   June          *   June       25.00
July         *     July          *   July          *   July          *   July          *   July       20.13
August       *     August        *   August        *   August        *   August        *   August     23.50
September    *     September     *   September     *   September     *   September     *   September  21.94
October      *     October       *   October       *   October       *   October       *   October    18.56
November     *     November      *   November      *   November      *   November      *   November   14.13
December     *     December      *   December      *   December      *   December      *   December   21.94

      The closing price on January  , 2001 was    .

                         HALLIBURTON COMPANY (HAL)

      Halliburton Company offers engineering and construction services to the oil and gas industry throughout the world, including the provision and operation of the facilities that are needed for the production and transport of oil and gas. Halliburton also offers services ranging from initial evaluation of oil producing formations to drilling, production enhancement and well maintenance. Halliburton markets most of its products and services through internal servicing and sales organizations.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     18.13  January    25.81  January    36.19  January    44.94  January    29.69  January    36.13
February    18.63  February   27.44  February   32.31  February   46.56  February   28.50  February   38.19
March       18.19  March      28.44  March      33.88  March      50.13  March      38.50  March      41.13
April       19.19  April      28.69  April      35.31  April      54.75  April      42.63  April      44.19
May         19.50  May        27.81  May        38.69  May        47.50  May        41.38  May        50.94
June        17.88  June       27.75  June       39.63  June       44.44  June       45.25  June       47.19
July        20.31  July       26.06  July       46.00  July       36.25  July       46.13  July       46.13
August      21.19  August     26.31  August     47.75  August     26.56  August     46.38  August     53.00
September   20.88  September  25.81  September  52.00  September  28.75  September  41.00  September  48.94
October     20.75  October    28.31  October    59.63  October    36.00  October    37.69  October    37.06
November    21.69  November   30.13  November   53.94  November   29.38  November   38.63  November   33.38
December    25.31  December   30.13  December   51.88  December   29.63  December   40.25  December   36.25

      The closing price on January  , 2001 was    .

                      HANOVER COMPRESSOR COMPANY (HC)

      Hanover Compressor Company offers comprehensive natural gas compression services and provides natural gas handling service, fabrication and equipment. In addition, Hanover Compressor designs, fabricates, and sells or rents equipment designed to heat, separate, dehydrate and measure crude oil and natural gas. Hanover markets and sells its products and services though its own sales force to companies engaged in all aspects of the oil and gas industry.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January       *   January      *    January     8.84  January    11.97  January    19.81
February       *   February      *   February     *    February    9.69  February   10.94  February   23.47
March          *   March         *   March        *    March      12.50  March      13.25  March      28.44
April          *   April         *   April        *    April      12.94  April      14.34  April      29.13
May            *   May           *   May          *    May        12.97  May        13.88  May        29.34
June           *   June          *   June         *    June       13.53  June       16.06  June       38.00
July           *   July          *   July       12.09  July       11.50  July       18.31  July       34.13
August         *   August        *   August     11.81  August      9.28  August     17.97  August     31.75
September      *   September     *   September  12.25  September  12.09  September  15.91  September  32.94
October        *   October       *   October    10.81  October    12.63  October    18.50  October    32.63
November       *   November      *   November   10.50  November   11.31  November   17.13  November   30.69
December       *   December      *   December   10.22  December   12.84  December   18.88  December   44.56

      The closing price on January  , 2001 was    .

                       NABORS INDUSTRIES, INC. (NBR)

      Nabors Industries, Inc. conducts oil, gas and geothermal land drilling operations in the United States, Canada, South and Central America and the Middle East. Nabors provides well servicing, and major well overhaul, redrilling and initial drilling services. Nabors provides ancillary well-site services, including oilfield management, engineering, transportation, maintenance and other support services.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      6.50  January    12.13  January    18.50  January    23.94  January    12.50  January    29.63
February     6.75  February   12.88  February   15.38  February   22.88  February   11.50  February   35.88
March        7.50  March      14.25  March      19.52  March      23.75  March      18.19  March      38.81
April        9.44  April      15.38  April      18.75  April      25.19  April      20.50  April      39.44
May          8.63  May        15.38  May        22.44  May        23.56  May        20.00  May        43.00
June         8.44  June       16.25  June       25.00  June       20.00  June       24.38  June       41.56
July         9.06  July       14.38  July       31.25  July       17.06  July       23.31  July       41.63
August       9.25  August     14.88  August     34.44  August     11.81  August     27.00  August     47.56
September    9.44  September  13.63  September  39.13  September  15.19  September  25.00  September  52.40
October      8.63  October    16.63  October    41.13  October    18.50  October    22.69  October    50.90
November     9.88  November   19.38  November   35.06  November   13.25  November   26.56  November   43.94
December    11.25  December   19.25  December   31.63  December   13.50  December   30.94  December   59.15

      The closing price on January  , 2001 was    .

                       NATIONAL-OILWELL, INC. (NOI)

      National-Oilwell, Inc. designs, manufactures and sells comprehensive systems and components used in oil and gas drilling and production and offers supply chain integration services to the oil and gas industry. National-Oilwell's drilling products include major drilling rig components, drilling motors and specialized drilling tools. National-Oilwell also offers supply chain integration services through its network of distribution service centers that provide procurement, inventory management and logistics services.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January      *    January    16.00  January    26.50  January     9.75  January    18.75
February       *   February     *    February   15.38  February   28.00  February    8.88  February   24.25
March          *   March        *    March      16.00  March      32.94  March      11.56  March      30.88
April          *   April        *    April      19.44  April      37.94  April      13.00  April      23.94
May            *   May          *    May        24.19  May        34.94  May        12.06  May        26.00
June           *   June         *    June       28.75  June       26.81  June       14.00  June       32.88
July           *   July         *    July       31.03  July       21.06  July       15.94  July       33.00
August         *   August       *    August     30.78  August      7.75  August     17.00  August     34.69
September      *   September    *    September  37.41  September  12.38  September  16.44  September  31.25
October        *   October    11.63  October    38.28  October    15.88  October    13.56  October    29.25
November       *   November   14.13  November   31.69  November    9.88  November   14.25  November   31.88
December       *   December   15.38  December   34.19  December   11.19  December   15.69  December   38.68

      The closing price on January  , 2001 was    .

                      NOBLE DRILLING CORPORATION (NE)

      Noble Drilling Corporation is a provider of diversified services for the oil and gas industry. Noble performs contract drilling services through its offshore drilling units located in markets throughout the world. In addition, Noble also provides engineering services for the design of drilling equipment for offshore well development, production management services and fixed price contract drilling services.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     5.00   January     9.81  January    21.88  January    26.75  January    13.40  January    29.31
February    5.50   February    9.75  February   17.63  February   28.38  February   12.13  February   36.00
March       6.13   March      12.38  March      17.38  March      30.56  March      17.38  March      41.38
April       6.63   April      15.00  April      17.38  April      32.31  April      19.63  April      39.94
May         7.38   May        13.50  May        21.75  May        29.50  May        18.13  May        43.38
June        7.38   June       13.88  June       22.50  June       24.06  June       19.69  June       41.19
July        6.50   July       13.75  July       28.13  July       18.88  July       22.69  July       43.56
August      8.00   August     14.25  August     28.44  August     11.00  August     24.63  August     48.50
September   7.75   September  15.13  September  32.50  September  14.75  September  21.88  September  50.25
October     7.00   October    18.63  October    35.56  October    17.19  October    22.19  October    41.56
November    7.25   November   19.25  November   30.06  November   11.56  November   27.88  November   28.81
December    9.00   December   19.88  December   30.63  December   12.94  December   32.75  December   43.44

      The closing price on January  , 2001 was    .

                       R&B FALCON CORPORATION (FLC)

      R&B Falcon Corporation provides offshore contract drilling and ancillary services throughout the world. R&B Falcon provides the equipment and personnel for drilling wells, conducting well overhauls and redrilling of onshore and offshore wells. R&B Falcon also provides equipment for ocean transportation of materials in connection with offshore construction projects. On August 19, 2000, R&B Falcon entered into a definitive agreement and plan of merger with Transocean Sedco Forex Inc. The merger has been approved by the shareholders of R&B Falcon and Transocean, but the merger is subject to foreign regulatory approval and customary closing conditions.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January    30.38  January     7.13  January    12.69
February      *    February     *    February     *    February   26.50  February    5.63  February   15.38
March         *    March        *    March        *    March      29.63  March       8.63  March      19.69
April         *    April        *    April        *    April      32.06  April      10.00  April      20.75
May           *    May          *    May          *    May        28.69  May         9.19  May        23.13
June          *    June         *    June         *    June       22.63  June        9.38  June       23.56
July          *    July         *    July         *    July       16.56  July       10.19  July       19.94
August        *    August       *    August       *    August      9.00  August     12.81  August     28.50
September     *    September    *    September    *    September  12.06  September  13.13  September  27.88
October       *    October      *    October      *    October    13.63  October    12.44  October    25.00
November      *    November     *    November     *    November    9.25  November   12.38  November   19.00
December      *    December     *    December     *    December    7.56  December   13.25  December   22.94

      The closing price on January  , 2001 was    .

                        ROWAN COMPANIES, INC. (RDC)

      Rowan Companies, Inc. provides international and domestic contract drilling and aviation services and operates mini-steel mill, manufacturing and marine construction divisions. Rowan provides its contract drilling services primarily in the Gulf of Mexico, the North Sea, Eastern Canada it uses its fleet of mobile offshore drilling platforms and land drilling rigs in Texas and Louisiana. Rowan also produces heavy equipment for the mining, timber and transportation industries through its manufacturing and mini-steel mill operations and designs and builds mobile offshore drilling rigs through its marine construction division. Rowan's aviation operations provide contract and charter aviation services principally in Alaska, Louisiana, Texas and the western United States.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     5.88   January    10.88  January    25.25  January    26.38  January     8.81  January    22.69
February    6.25   February   10.88  February   19.88  February   28.19  February    8.63  February   24.88
March       6.50   March      12.75  March      22.62  March      29.00  March      12.69  March      29.44
April       6.88   April      14.75  April      18.38  April      29.44  April      16.00  April      27.94
May         7.50   May        15.13  May        23.13  May        25.56  May        16.88  May        31.06
June        8.13   June       14.75  June       28.19  June       19.44  June       18.25  June       30.38
July        7.25   July       14.38  July       32.88  July       14.13  July       18.81  July       25.25
August      8.13   August     15.38  August     29.88  August      9.50  August     18.63  August     31.00
September   7.50   September  18.63  September  35.81  September  11.31  September  16.25  September  29.00
October     6.63   October    22.38  October    38.88  October    14.56  October    15.63  October    25.19
November    7.50   November   23.63  November   34.00  November    9.81  November   17.13  November   19.88
December    9.63   December   22.63  December   30.50  December    9.88  December   21.69  December   27.00

      The closing price on January  , 2001 was    .

                 SANTA FE INTERNATIONAL CORPORATION (SDC)

      Santa Fe International is an international offshore and land contract driller providing drilling related services to the petroleum industry throughout the world, including third party drilling rig operations, incentive drilling and engineering and project management services. Santa Fe's customers consist primarily of major, government-owned and independent oil companies.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January       *   January      *    January    36.63  January    13.75  January    26.75
February       *   February      *   February     *    February   35.31  February   13.38  February   28.69
March          *   March         *   March        *    March      37.94  March      18.69  March      37.00
April          *   April         *   April        *    April      39.19  April      21.75  April      34.38
May            *   May           *   May          *    May        35.00  May        20.25  May        38.81
June           *   June          *   June       34.00  June       30.25  June       23.00  June       34.94
July           *   July          *   July       41.25  July       23.00  July       20.88  July       35.13
August         *   August        *   August     44.81  August     13.50  August     26.38  August     39.31
September      *   September     *   September  46.50  September  15.38  September  21.56  September  45.06
October        *   October       *   October    49.19  October    18.44  October    21.06  October    36.50
November       *   November      *   November   41.94  November   12.25  November   22.81  November   24.69
December       *   December      *   December   40.75  December   14.50  December   25.88  December   32.06

      The closing price on January  , 2001 was    .

                          SCHLUMBERGER N.V. (SLB)

      Schlumberger N.V. provides technical services to the oil and gas, utility, semiconductor, smart card, network and Internet solutions industries. Schlumberger provides virtually all exploration and production services required during the life of an oil and gas reservoir. In addition, Schlumberger assists utility companies throughout the world, help them manage resources and enhance transactions. Schlumberger also supplies productivity enhancing technology, products, services and systems to the semiconductor, banking, telecommunications and transportation industries.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     23.60  January    31.38  January    49.72  January    65.95  January    42.62  January    61.06
February    25.45  February   32.61  February   45.03  February   67.68  February   43.46  February   73.86
March       26.68  March      35.41  March      47.99  March      67.79  March      53.86  March      76.50
April       28.13  April      39.49  April      49.55  April      74.28  April      57.16  April      76.56
May         29.09  May        37.31  May        53.30  May        69.86  May        53.86  May        73.56
June        27.80  June       37.70  June       55.93  June       61.13  June       57.00  June       74.63
July        29.98  July       35.80  July       68.35  July       54.20  July       54.20  July       73.92
August      28.86  August     37.75  August     68.18  August     39.21  August     59.68  August     85.33
September   29.25  September  37.81  September  75.34  September  45.53  September  55.77  September  82.31
October     27.86  October    44.36  October    78.30  October    46.98  October    54.20  October    76.13
November    28.41  November   46.65  November   73.66  November   39.99  November   54.33  November   62.00
December    30.99  December   44.69  December   72.04  December   41.50  December   56.13  December   79.94

      The closing price on January  , 2001 was    .

                      SMITH INTERNATIONAL, INC. (SII)

      Smith International, Inc. supplies products and services to the oil and gas exploration and production industry, the petrochemical industry, and other industries throughout the world. Smith International's products include drilling and lubrication systems, waste-management services and the manufacture of diamond drill bits and drilling tools. Smith International also offers engineering services designed to optimize drilling operations and the use of its products. Smith International also operates a supply-chain network that provides well maintenance products.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     11.63  January    23.50  January    45.50  January    49.63  January    25.31  January    51.31
February    13.38  February   20.38  February   40.63  February   53.25  February   24.50  February   62.69
March       14.25  March      25.25  March      45.63  March      55.06  March      40.00  March      77.50
April       17.25  April      29.75  April      47.38  April      58.75  April      44.88  April      76.00
May         17.88  May        31.50  May        52.38  May        49.06  May        43.25  May        79.06
June        16.75  June       30.13  June       60.75  June       34.81  June       43.44  June       72.81
July        17.00  July       33.50  July       71.69  July       26.13  July       43.31  July       71.38
August      17.50  August     34.75  August     72.75  August     17.75  August     46.69  August     79.50
September   17.38  September  35.13  September  77.69  September  27.44  September  40.50  September  81.56
October     16.00  October    38.00  October    76.25  October    35.94  October    34.56  October    70.50
November    16.88  November   40.88  November   64.00  November   24.13  November   39.88  November   58.06
December    23.50  December   44.88  December   61.38  December   25.19  December   49.69  December   74.56

      The closing price on January  , 2001 was    .

                           TIDEWATER INC. (TDW)

      Tidewater Inc. provides services and equipment to the offshore energy industry through its offshore service vessels. Tidewater's vessels can be used to tow drilling rigs and act as supply vessels for use in transporting supplies and equipment from shore bases to offshore drilling rigs, platforms and other installations. Tidewater also has smaller classes of vessels that are used in transporting small quantities of supplies and personnel and for various other purposes. Tidewater's fleet is deployed in major offshore oil and gas areas throughout the world, including the Gulf of Mexico and Australia, Brazil and Egypt, the North Sea and the Persian Gulf.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     16.75  January    33.13  January    47.00  January    40.88  January    21.50  January    28.44
February    19.63  February   34.13  February   43.00  February   44.50  February   18.88  February   28.31
March       20.38  March      38.00  March      46.00  March      43.81  March      25.88  March      31.81
April       23.75  April      42.50  April      40.13  April      39.63  April      26.50  April      29.75
May         25.00  May        41.25  May        42.25  May        38.13  May        25.75  May        38.88
June        25.13  June       43.88  June       44.00  June       33.00  June       30.50  June       36.00
July        25.38  July       33.75  July       50.50  July       29.00  July       33.06  July       32.13
August      24.75  August     38.38  August     52.50  August     21.00  August     32.50  August     40.38
September   28.13  September  37.38  September  59.25  September  20.75  September  25.50  September  45.50
October     26.38  October    43.75  October    65.69  October    28.31  October    30.00  October    46.19
November    28.63  November   43.75  November   56.06  November   23.06  November   31.94  November   40.50
December    31.50  December   45.25  December   55.38  December   23.19  December   36.00  December   44.38

      The closing price on January  , 2001 was    .

                     TRANSOCEAN SEDCO FOREX INC. (RIG)

      Transocean Sedco Forex Inc. is an international provider of offshore, contract drilling services for oil and gas exploration, development and production. Transocean's contracts these drilling units out on a daily rate basis to drill offshore wells. On August 19, 2000, Transocean entered into a definitive agreement and plan of merger with R&B Falcon Corporation. The merger has been approved by the shareholders of Transocean and R&B Falcon, but the merger is subject to foreign regulatory approval and customary closing conditions.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     10.13  January    23.06  January    32.75  January    39.75  January    25.56  January    31.81
February    10.44  February   21.75  February   27.94  February   43.38  February   20.63  February   39.44
March       11.63  March      25.50  March      28.06  March      51.44  March      28.81  March      51.31
April       13.50  April      27.44  April      30.31  April      55.88  April      29.69  April      47.00
May         14.25  May        26.50  May        34.50  May        49.31  May        24.63  May        49.19
June        14.38  June       25.25  June       36.31  June       44.50  June       26.25  June       53.44
July        16.75  July       24.50  July       40.84  July       39.44  July       30.69  July       49.50
August      17.13  August     27.31  August     47.53  August     24.56  August     33.84  August     59.75
September   16.31  September  30.63  September  47.94  September  34.69  September  30.63  September  58.63
October     15.88  October    31.63  October    54.00  October    36.94  October    27.25  October    53.00
November    17.25  November   30.13  November   47.44  November   24.69  November   28.19  November   39.88
December    22.38  December   31.31  December   48.19  December   26.81  December   33.69  December   46.00

      The closing price on January  , 2001 was    .

                   WEATHERFORD INTERNATIONAL, INC. (WFT)

      Weatherford International, Inc. provides equipment and services used for the drilling, completion and production of oil and natural gas wells and proprietary and patented technologies for maximizing such production throughout the world. Weatherford International also provides artificial lift systems for raising well reservoir pressure and various compression services, which are used to increase pressure in a well.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     4.25   January     8.05  January    20.01  January    26.93  January    11.80  January    25.05
February    4.71   February    8.63  February   17.01  February   32.73  February   11.34  February   28.78
March       4.38   March       8.88  March      20.55  March      30.89  March      17.43  March      39.02
April       5.13   April      10.00  April      22.30  April      35.52  April      22.60  April      40.63
May         6.09   May        11.13  May        25.02  May        33.73  May        22.01  May        43.06
June        6.00   June       10.84  June       28.02  June       24.68  June       24.43  June       40.00
July        7.00   July        9.80  July       32.60  July       17.18  July       26.14  July       40.06
August      6.67   August     10.96  August     35.06  August     10.17  August     23.76  August     46.94
September   7.75   September  13.51  September  42.69  September  14.43  September  21.34  September  43.00
October     6.34   October    14.68  October    42.82  October    18.14  October    22.60  October    36.50
November    7.00   November   16.38  November   34.31  November   12.17  November   23.30  November   33.31
December    8.42   December   16.97  December   34.52  December   12.93  December   26.64  December   47.25

      The closing price on January  , 2001 was    .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [LOGO OF HOLDRS]

                     1,000,000,000 Depositary Receipts

                        Oil Service HOLDRS SM Trust

                             ---------------------

                                PROSPECTUS

                             ---------------------

                              Merrill Lynch & Co.

                           Robert W. Baird & Co.

                       First Union Securities, Inc.

                          Legg Mason Wood Walker

                               Incorporated

                       Morgan Keegan & Company, Inc.

                     Raymond James & Associates, Inc.

                         Sutro & Co. Incorporated

                      Tucker Anthony Capital Markets

                                     , 2001

      Until        , 2001 (25 days after the date of this prospectus), all
dealers effecting transactions in the offered Oil Service HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $ 87,438
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Miscellaneous...................................................   12,562
                                                                       --------
        Total......................................................... $450,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 5, 2001.

                                          Merrill Lynch, Pierce, Fenner &
                                                     Smith Incorporated

                                          By:     *
                                            ---------------------
                                              Ahmass L. Fakahany
                                              Senior Vice President and
                                              Chief Financial Officer

                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 5, 2001.

                 Signature                          Title
                 ---------                          -----

                     *                              Chief Executive Officer,
___________________________________________         Chairman of the Board and
             John L. Steffens                       Director

                     *                              Director
___________________________________________
             E. Stanley O'Neal

                     *                              Director
___________________________________________
            George A. Schieren

                     *                              Director
___________________________________________
             Thomas H. Patrick

                     *                              Senior Vice President and
___________________________________________         Chief Financial Officer
            Ahmass L. Fakahany

                     *                              First Vice President and
___________________________________________         Controller
             Dominic A. Carone

By:    /s/ Stephen G. Bodurtha                      Attorney-in-Fact
___________________________________________
          Stephen G. Bodurtha


                               INDEX TO EXHIBITS

 Exhibits
 --------
   4.1    Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and
          Amendment No. 2 to the Standard Terms for Depositary Trust
          Agreements, dated as of November 22, 2000

   5.1    Opinion of Shearman & Sterling regarding the validity of the Oil
          Service HOLDRS Receipts

   8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 *24.1    Power of Attorney (included in Part II of Registration Statement)

--------

* Previously filed.

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